Exhibit 3.2

AGREEMENT OF

LIMITED PARTNERSHIP OF

INERGY HOLDINGS, L.P.

THIS AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”), dated as of April 28, 2005, is entered into and executed by Inergy Holdings GP, LLC, a Delaware limited liability company, in its capacity as General Partner of Inergy Holdings, L.P., and the persons listed on the signature page attached hereto.

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in the first sentence of Section 2.5 as amended or restated from time to time.

“Delaware Act” means the Delaware revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

“General Partner” means Inergy Holdings GP, LLC, a Delaware limited liability company.

“Limited Partner” means any limited partner admitted to the Partnership from time to time.

“Partner” means the General Partner or any Limited Partner.

“Partnership” means Inergy Holdings, L.P., a Delaware limited partnership.

“Percentage Interest” means, with respect to any Partner, the ownership interest of each Partner as indicated on Annex A hereto.

ARTICLE II

ORGANIZATIONAL MATTERS

2.1 Formation. Subject to the provisions of this Agreement, the General Partner and the Limited Partners listed on Annex A hereto have formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partners listed on Annex A hereto hereby enter into this Agreement to set forth the rights and obligations of the Partnership and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.

2.2 Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, “Inergy Holdings, L.P.”

2.3 Principal Office; Registered Office.

(a) The principal office of the Partnership shall be at Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112 or such other place as the General Partner may from time to time designate.

(b) The address of the Partnership’s registered office in the State of Delaware shall be the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the name of the Partnership’s registered agent for service of process at such address shall be the Corporation Service Company.

2.4 Term. The Partnership shall continue in existence until an election to dissolve the Partnership by the General Partner.

2.5 Organizational Certificate. A Certificate of Limited Partnership of the Partnership has been filed by the General Partner with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall cause to be filed such other certificates or documents as may be required for the formation, operation and qualification of a limited partnership in the State of Delaware and any state in which the Partnership may elect to do business. The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partners have limited liability) under the laws of Delaware and any state or jurisdiction in which the Partnership may elect to do business.

2.6 Partnership Interests. Effective as of the date hereof, the General Partner shall have no economic interest in the Partnership and the Limited Partners shall have an aggregate 100.0% Percentage Interest.

ARTICLE III

PURPOSE

The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

ARTICLE IV

CAPITAL CONTRIBUTIONS

On or about the date hereof, the Partners contributed to the Partnership their respective ownership interests in Inergy Holdings, LLC (the predecessor entity of the Partnership) in exchange for the partnership interests indicated on Annex A hereto.

ARTICLE V

CAPITAL ACCOUNT ALLOCATIONS

5.1 Capital Accounts. The Partnership shall maintain a capital account for each of the Partners in accordance with the regulations issued pursuant to Section 704 of the Internal Revenue Code of 1986, as amended (the “Code”), and as determined by the General Partner as consistent therewith.

5.2 Allocations. For federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests, except that the General Partner shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the regulations pursuant thereto.

5.3 Distributions. From time to time, but not less often than quarterly, the General Partner shall review the Partnership’s accounts to determine whether distributions are appropriate. The General Partner may make such cash distribution as it, in its sole discretion, may determine without being limited to current or accumulated income or gains from any Partnership funds, including, without limitation, Partnership revenues, capital contributions or borrowed funds; provided, however, that no such distribution shall be made if, after giving effect thereto, the liabilities of the Partnership exceed the fair market value of the assets of the Partnership. In its sole discretion, the General Partner may, subject to the foregoing proviso, also distribute to the Partners other Partnership property, or other securities of the Partnership or other entities. All distributions by the General Partner shall be made in accordance with the Percentage Interests of the Partners.

ARTICLE VI

MANAGEMENT AND OPERATIONS OF BUSINESS

Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be vested exclusively in the General Partner; the Limited Partners shall not have any power to control or manage the Partnership.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNER

The Limited Partners shall have no liability under this Agreement except as provided in Article IV.

ARTICLE VIII

DISSOLUTION AND LIQUIDATION

The Partnership shall be dissolved, and its affairs shall be wound up as provided in Section 2.4.

ARTICLE IX

AMENDMENT OF PARTNERSHIP AGREEMENT

The General Partners may amend any provision of this Agreement without the consent of any of the Limited Partner and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.

ARTICLE X

GENERAL PROVISIONS

10.1 Addresses and Notices. Any notice to the Partnership, the General Partner or the Limited Partners shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to Section 2.3(a).

10.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

10.3 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

10.4 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

10.5 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, this Agreement has been duly executed by the General Partner as of April 28, 2005.

GENERAL PARTNER: INERGY HOLDINGS GP, LLC

By:	/s/ John J. Sherman

Name: John J. Sherman Title: Chief Executive Officer

LIMITED PARTNERS: SHERMAN TRUST

By:	/s/ John J. Sherman

Name: John J. Sherman Title: Trustee

SHERMAN GRAT I

By:	/s/ John J. Sherman

Name: John J. Sherman Title: Trustee

SHERMAN GRAT II

By:	/s/ John J. Sherman

Name: John J. Sherman Title: Trustee

GAUTREAUX TRUST

By:	/s/ William C. Gautreaux

Name: William C. Gautreaux Title: Trustee

GAUTREAUX GRAT

By:	/s/ William C. Gautreaux

Name: William C. Gautreaux Title: Trustee

HUGHES TRUST

By:	/s/ Carl A. Hughes
Name:	Carl A. Hughes
Title:	Trustee

HUGHES GRAT

By:	/s/ Carl A. Hughes
Name:	Carl A. Hughes
Title:	Trustee

/s/ Michael D. Fox
Michael D. Fox

/s/ Paul E. McLaughlin
Paul E. McLaughlin

MCLAUGHLIN GRAT

By:	/s/ Paul E. McLaughlin
Name:	Paul E. McLaughlin
Title:	Trustee

/s/ Andrew Atterbury
Andrew Atterbury

/s/ David D. Dehaemers, Jr.
David D. Dehaemers, Jr.

DEHAEMERS GRAT

By:	/s/ David D. Dehaemers, Jr.
Name:	David D. Dehaemers, Jr.
Title:	Trustee

/s/ Phillip L. Elbert
Phillip L. Elbert

ELBERT GRAT

By:	/s/ Phillip L. Elbert
Name:	Phillip L. Elbert
Title:	Trustee

CHARLES ELBERT TRUST

By:	/s/ Phillip L. Elbert
Name:	Phillip L. Elbert
Title:	Trustee

LAUREN ELBERT TRUST

By:	/s/ Phillip L. Elbert
Name:	Phillip L. Elbert
Title:	Trustee

/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr.

ANNEX A

General Partner:	Percentage Interest in the Limited Partnership
Inergy Holdings GP, LLC	0.00%

Limited Partners:
Sherman Trust	49.3589%
Sherman GRAT I	1.5500%
Sherman GRAT II	2.1700%
Gautreaux Trust	5.2753%
Gautreaux GRAT	0.7500%
Hughes Trust	4.3222%
Hughes GRAT	1.5000%
Michael D. Fox	3.3598%
Paul E. McLaughlin	5.1349%
McLaughlin GRAT	1.5000%
Andrew Atterbury	6.1111%
David D. Dehaemers, Jr.	8.7845%
Dehaemers GRAT	0.6667%
Phillip L. Elbert	5.3980%
Elbert GRAT	0.7500%
Charles Elbert Trust	0.2500%
Lauren Elbert Trust	0.2500%
R. Brooks Sherman	2.8686%

TOTAL	100.0000%